Calculation of Filing Fee Tables
S-3
Co-Diagnostics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.001 par value	457(o)
		Equity	Preferred Stock, $0.001 par value	457(o)
		Other	Warrants	457(o)
		Other	Debt Securities	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 150,000,000.00	0.0001381	$ 20,715.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 150,000,000.00		$ 20,715.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 14,526.78
			Net Fee Due:						$ 6,188.22
Offering Note
[1]	(1) The securities registered hereunder consists of up to $150,000,000 of an indeterminate amount of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase shares of common stock, shares of preferred stock, or debt securities of the Registrant, (e) units, consisting of some or all of these securities, and (f) rights to purchase shares of our common stock, shares of our preferred stock, or warrants, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered hereunder an indeterminate number of shares of common stock, shares of preferred stock, and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $150,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Co-Diagnostics, Inc.	S-3	333-270628	03/16/2023		$ 14,526.78	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 132,705,009.88
Fee Offset Sources		Co-Diagnostics, Inc.	S-3	333-270628		03/16/2023						$ 14,526.78
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	3) The Registrant previously paid 10,910 in connection with its registration of US$100,000,000 in maximum aggregate offering price of securities on its registration statement on Form S-3 (File No. 333-249651), initially filed with the Securities and Exchange Commission (the "Commission") on October 23, 2020, of which US$10,910 was used towards the $16,420 fees payable in connection with its registration of US$150,000,000 in maximum aggregate offering price of securities on its registration statement on Form S-3 (File No. 333-270628), initially filed with the Commission on March 16, 2023 (the "Second Registration Statement"). $17,294,990.12 of securities were offered, sold or issued by the Registrant under the Second Registration Statement. Accordingly, $14,526,78 of the previously paid fees attributable to $132,705,009.88 of unsold securities that were previously registered under the Second Registration Statement may be applied to the filing fees payable pursuant to this Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting $14,526,78 of the previous registration fee paid under the Second Registration Statement against the total registration fee of $20,715 due herewith. As a result, a $6,188.22 registration fee is payable in connection with this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date